Exhibit 10.4

THIRD AMENDMENT TO

CREDIT AGREEMENT

Dated as of August 6, 2013

among

CACI INTERNATIONAL INC,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, US Swing Line Lender and L/C Issuer,

and

The Lenders Party Hereto

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Lead Arranger and Sole Book Manager

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of August 6, 2013 to the Credit Agreement referenced below is by and among CACI International Inc, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of October 21, 2010 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and all the Lenders have agreed to the requested modifications to the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

2. 1 The following defined terms are added to Section 1.01:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C § 1 et seq.), as amended from time to time, and any successor statute.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.09 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contact participant” at such time under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Refinancing Facility” means an Incremental Facility (or portion thereof) which refinances one or more tranches of term loans and/or revolving facilities (including revolving loans thereunder) under this Agreement; provided that the portion of any Incremental Facility that is deemed a Refinancing Facility shall be limited to the amount equal to the aggregate principal amount of the term loans and/or revolving facilities being refinanced plus unpaid accrued interest and premium (if any) thereon and underwriting discounts, fees, commissions and expenses incurred in connection therewith.

“Sanctions” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Specified Loan Party” means, at any time, any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.09).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2.2 In the definition of “Applicable Percentage” in Section 1.01 the following phrase is added to the last sentence after “hereto” and before the comma:

or in any documentation executed by such Lender pursuant to clause (iv) of the second proviso in Section 11.01

2.3 In clause (a) of the definition of “Arranger” in Section 1.01 “Banc of America Securities LLC” is amended to read “Merrill Lynch, Pierce, Fenner & Smith Incorporated”.

2.4 The definition of “Change in Law” in Section 1.01 is amended to read as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

2.5 In clause (a)(i) of the definition of “Eurodollar Base Rate” in Section 1.01 all references to “BBA LIBOR” are amended to read “LIBOR” and the following phrase is inserted immediately after “the British Bankers Association LIBOR Rate”:

or the successor thereto as approved by the Administrative Agent if the British Bankers Association is no longer making a LIBOR rate available.

2.6 In the definition of “Excluded Taxes” in Section 1.01 in the fourth parenthetical of clause (a) “form” is amended to read “former” and in clause (e) the following phrase is deleted:

as a result of such recipient’s failure to comply with the requirements of FATCA to establish an exemption from such withholding tax.

2.7 The definition of “FATCA” in Section 1.01 is amended to read as follows:

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

2.8 Clause (c) of the definition of “Guarantors” in Section 1.01 is amended to read as follows:

(c) with respect to (i) obligations under any Swap Contract between any Subsidiary and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.03(d) and obligations under Treasury Management Agreement between any Subsidiary and any Lender or Affiliate of a Lender, the Borrower, and (ii) the payment and performance by each Specific Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower and.

2.9 The definition of “Maturity Date” in Section 1.01 is amended to read as follows:

“Maturity Date” means August 6, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

2.10 In the definition of “Obligations” in Section 1.01 the following phrase is inserted at the end of such definition:

; provided, further that “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

2.11 In clause (c) of the definition of “Revolving Commitment” in Section 1.01 the following phrase is inserted after “hereto” and before the comma:

or in any documentation executed by such Lender pursuant to clause (iv) of the second proviso in Section 11.01

2.12 In clause (i) of Section 2.02, the two references to “LIBOR” are amended to read “Eurodollar.”

2.13 In clause (e) of Section 2.03 clauses (iv) and (v) are renumbered as clauses (vii) and (viii) and new clauses (iv), (v) and (vi) are added to read as follows:

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received after such Letter of Credit if presentation after such date is authorized by the UCC or the ISP as applicable.

2.14 Section 2.03(f) is amended to add the following sentence at the end of the existing language:

The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

2.15 Section 2.03(g) is amended to read as follows:

(g) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT – IFSA), or the Institute of International Banking Law and Practice, whether or not any Letter of Credit chooses such law or practice.

2.16 The table in Section 2.07(c) is amended to read as follows:

Payment Dates	Principal Amortization Payment
September 30, 2013	$0
December 31, 2013	$1,875,000.00
March 31, 2014	$1,875,000.00
June 30, 2014	$1,875,000.00
September 30, 2014	$1,875,000.00
December 31, 2014	$1,875,000.00
March 31, 2015	$1,875,000.00
June 30, 2015	$1,875,000.00
September 30, 2015	$1,875,000.00
December 31, 2015	$1,875,000.00
March 31, 2016	$1,875,000.00
June 30, 2016	$1,875,000.00
September 30, 2016	$1,875,000.00
December 31, 2016	$3,750,000.00
March 31, 2017	$3,750,000.00
June 30, 2017	$3,750,000.00
September 30, 2017	$3,750,000.00
December 31, 2017	$3,750,000.00
March 31, 2018	$3,750,000.00
June 30, 2018	$3,750,000.00
Maturity Date for the Term Loan	Unpaid principal balance of the Term Loan

2.17 Section 3.01(c)(ii) is amended to read as follows:

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefore, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L.C. Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 1.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lending or the L/C Issuer, as the case may be, under this Agreement or any other Loan Documents against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

2.18 In Section 3.01(e)(iii) the phrase “use best efforts to” is deleted.

2.19 In the first sentence of clause (b) of Section 3.04 “or liquidity” is added between “capital” and “requirements.”

2.20 A new Section 4.09 is added to read as follows:

4.09 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.09 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 4.09 to constitute, and this Section 4.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

2.21 A new Section 6.21 is added to read as follows:

6.21 OFAC.

Neither the Borrower nor any Subsidiary nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, Affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in any Designated Jurisdiction.

2.22 Section 7.11 is amended to read as follows:

7.11 Use of Proceeds.

Use the proceeds of the Credit Extensions to refinance the Existing Indebtedness and for working capital, capital expenditures and other general corporate purposes and not (a) in contravention of any Law or prohibited by this Agreement or (b) to directly or indirectly, use the proceeds of any Loan or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding is the subject of Sanctions, or in any manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender or otherwise) of Sanctions.

2.23 In Section 8.02(p)(i)(A) the reference to “$250 million” is amended to read “$300 million”.

2.24 Section 9.03 is amended to add two new paragraphs after the existing language to read as follows:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 9.03.

Notwithstanding the foregoing, Obligations arising under any Swap Contract or any Treasury Management Agreement shall be excluded from the application described above if the Administrative Agent has not received written notice, together with such supporting documentation as the Administrative Agent may request, from the Lender or Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender on the date such Person entered into such Swap Contract or Treasury Management Agreement) party to such Swap Contract or Treasury Management Agreement, as the case may be. Each Lender or Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender on the date such Person entered into such Swap Contract or Treasury Management Agreement) party to any Swap Contract or Treasury Management Agreement not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

2.25 The first paragraph of Section 10.01 is amended to add the following two sentences to the end thereof:

It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only and administrative relationship between contracting parties.

2.26 The first sentence of Section 10.03 is amended to add “, and its duties hereunder shall be administrative in nature” after “Documents.”

2.27 Section 10.05 is amended to add the following sentence after the existing language:

The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

2.28 New Section 10.11 is added:

10.11 Secured Cash Management Agreements and Secured Hedge Agreements.

No Lender or Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender on the date such Person entered into such Swap Contract or Treasury Management Agreement) party to any Swap Contract or Treasury Management Agreement that obtains the benefit of the provisions of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Swap Contract or any Treasury Management Agreement except to the extent expressly provided herein and unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the Lender or Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender on the date such Person entered into such Swap Contract or Treasury Management Agreement) party to such Swap Contract or Treasury Management Agreement, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Swap Contract or any Treasury Management Agreement in the case of a Maturity Date.

2.29 In clause (iv) of the second proviso of Section 11.01 clause (A) is amended to read as follows:

(A) the aggregate principal amount of all Incremental Facilities shall not exceed the sum of (x) $250 million plus (y) the maximum amount, if any, such that after giving effect to the incurrence of such Incremental Facility on a Pro Forma Basis (assuming for purposes of this calculation that all Revolving Facilities (including any Incremental Revolving Facility or Incremental Revolving Increase) are fully drawn) (1) in the case of any Incremental Facility other than a Refinancing Facility, the Consolidated Senior Secured Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 2.75:1.0 and (2) in the case of any Incremental Facility, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the Applicable Period; provided that for purposes of this sub-clause (y) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating the requirements set forth in sub-clauses (y)(1) and (y)(2) above are satisfied.

2.30 In clause (iv) of the second proviso of Section 11.01 clause (I)(1) is amended to read “Reserved”.

2.31 In clause (iv) of the second proviso of Section 11.01 clause (J) is amended to read “Reserved”.

2.32 In clause (iv) of the second proviso of Section 11.01 clause (K)(3) is amended to read “Reserved”.

3. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment executed by the Loan Parties and the Lenders.

(b) Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the extent requested by the Administrative Agent.

(c) Certified Resolutions. Receipt by the Administrative Agent of such certificates of resolutions or other action of the Loan Parties authorizing and approving this Amendment.

(d) Fees. Receipt by the Administrative Agent, the Arranger and the Lenders of all fees required to be paid on or before the effective date of this Amendment.

4. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5. Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment, (a) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default exists.

6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents (except as expressly set forth in Section 2 above).

7. Reaffirmation of Security Interests. Each Loan Party (a) agrees that, notwithstanding the effectiveness of this Amendment, the Security Agreement and each of the other Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its guaranty of the Obligations and its grant of a security interest pursuant to the Collateral Documents in its assets that constitute Collateral as collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guaranty and grant continues in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

BORROWER:	CACI INTERNATIONAL INC, a Delaware corporation

	By:	/s/ Thomas A. Mutryn
	Name:	Thomas A. Mutryn
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

GUARANTORS:	CACI PRODUCTS COMPANY, a Delaware corporation
CACI PRODUCTS COMPANY CALIFORNIA, a California corporation
CACI, INC.-FEDERAL, a Delaware corporation
CACI, INC.-COMMERCIAL, a Delaware corporation
CACI TECHNOLOGIES, INC., a Virginia corporation
CACI DYNAMIC SYSTEMS, INC., a Virginia corporation
CACI PREMIER TECHNOLOGY, INC., a Delaware corporation
CACI MTL SYSTEMS, INC., a Delaware corporation
CACI SYSTEMS, INC., a Virginia corporation
CACI-CMS INFORMATION SYSTEMS, INC, a Virginia corporation
CACI ENTERPRISE SOLUTIONS, INC., a Delaware corporation
R.M. VREDENBURG & CO., a Virginia corporation
CACI-WGI, INC., a Delaware corporation
CACI SECURED TRANSFORMATIONS, INC., a Florida corporation
CACI-NSR, INC., a Delaware corporation
CACI TECHNOLOGY INSIGHTS, INC., a Virginia corporation
CACI-ATHENA, INC., a Delaware corporation
BUSINESS DEFENSE AND SECURITY CORPORATION,
a Virginia corporation
CACI-ISS, INC., a Delaware corporation
CACI-SYSTEMWARE INC., a California corporation
APPLIED SYSTEMS RESEARCH, INC., a Virginia corporation
TECHNIGRAPHICS, INC., an Ohio corporation
PANGIA TECHNOLOGIES, LLC, a Nevada limited liability company
DELTA SOLUTIONS AND TECHNOLOGIES, INC. a Virginia corporation
ADVANCED PROGRAMS GROUP, LLC, a Virginia limited liability company
APG INTEL, LLC, a Virginia limited liability company
PARADIGM HOLDINGS, INC. Nevada corporation
PARADIGM SOLUTIONS CORPORATION, a Maryland corporation
TRINITY INFORMATION MANAGEMENT SERVICES, INC.
a Nevada corporation
EMERGINT TECHNOLOGIES, INC., a Georgia corporation
IDL SOLUTIONS, INC., a Wisconsin corporation

	By:	/s/ Thomas A. Mutryn
	Name:	Thomas A. Mutryn
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Roberto Salazar
	Name:	Roberto Salazar
	Title:	Vice President

[SIGNATURE PAGES FOLLOW]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Michael J. Radcliffe
	Name:	Michael J. Radcliffe
	Title:	Senior Vice President

SUNTRUST BANK

	By:	/s/ David Simpson
	Name:	David Simpson
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Anthony Galea
	Name:	Anthony Galea
	Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA

	By:	/s/ Leslie Grizzard
	Name:	Leslie Grizzard
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ D. Jermaine Johnson
	Name:	D. Jermaine Johnson
	Title:	Senior Vice President

ROYAL BANK OF CANADA

	By:	/s/ Benjamin Thomas
	Name:	Benjamin Thomas
	Title:	Authorized Signatory

BARCLAYS BANK PLC

	By:	/s/ Irina Dimova
	Name:	Irina Dimova
	Title:	Vice President

[SIGNATURE PAGES FOLLOW]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ John K. Perez
Name:	John K. Perez
Title:	Senior Vice President

TD BANK, N.A.

By:	/s/ William Panagis
Name:	William Panagis
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark Irey
Name:	Mark Irey
Title:	AVP

CAPITAL ONE, N.A.

By:	/s/ Todd W. Rowley
Name:	Todd W. Rowley
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Reo Day	/s/ Jean-Marc Vauclair
Name:	Christopher Reo Day	Jean-Marc Vauclair
Title:	Authorized Signatory	Authorized Signatory

THE NORTHERN TRUST COMPANY

By:	/s/ Lisa DeCristofaro
Name:	Lisa DeCristofaro
Title:	Senior Vice President

FIRST COMMONWEALTH BANK

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Executive Vice President

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Eric Y.S. Tsai
Name:	Eric Y.S. Tsai
Title:	V.P. & G.M.

[SIGNATURE PAGES FOLLOW]

TAIPEI FUBON COMMERCIAL BANK, CO., LTD.

By:	/s/ Robin S. Wu
Name:	Robin S. Wu
Title:	VP & Deputy General Manager